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                                                                    EXHIBIT 10.1


                                 SEMA GROUP PLC
                                  SECURED NOTE


(pound)257,925,777                                                 June 14, 2000


         FOR VALUE RECEIVED, Sema Group plc. (the "Company"), an English company, promises to pay to the order of LHS Group Inc. (the "Holder"), on June 14, 2001 (the "Maturity Date"), the principal sum of Two Hundred Fifty-seven Million Nine Hundred Twenty-five Thousand Seven Hundred and Seventy-seven pounds sterling, and to pay interest on the outstanding balance of that principal sum at the per annum variable rate equal to the prime rate from time to time reported in The Wall Street Journal or such lower rate as is the maximum rate permitted by law.

         1. Interest will be payable on each March 31, June 30, September 30 and December 31, and on the Maturity Date.

         2. Each payment of principal or interest will be made to the Holder by wire transfer, to such account as the Holder may specify to the Company in writing at least three days before the payment is to be made.

         3. Any payment of principal or interest which is not made when it is due will bear interest from the date it is due until it is paid at the rate which is 3% per annum greater than the rate specified above, or such lower rate as is the maximum rate permitted by law.

         4. If the Company is required to deduct any amount from any payment due under this Note for the payment of taxes, the Company will pay whatever additional amount is required so the Holder will receive after the deduction for payment of taxes the sum the Company is required to pay absent the requirement to deduct taxes. If the Holder is able to apply any sum deducted by the Company as a credit against taxes the Holder would otherwise be required to pay, when the Holder files the tax return which reflects that credit, the Holder will pay to the Company an amount equal to the taxes the Holder did not have to pay because of the credit.

         5. The Company may at any time or times pay without penalty or premium all or any portion of the outstanding balance of the principal sum evidenced by this Note. The Company will give the Holder at least five days' prior notice of each prepayment of principal, and will state in each notice the amount of principal being prepaid and the date on which the prepayment is to be made. When a notice of prepayment has been given, the amount of principal specified in the notice of prepayment, and all accrued but unpaid interest on that amount of principal, will be due and payable on the date for the prepayment specified in the notice of prepayment.

         6.       Each of the following will be an Event of Default:

                  (a) The Company fails to make any payment of principal on the day on which it is due.

                  (b) The Company fails to make any payment of interest within ten days after the day on which it is due.


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                  (c)      The Company fails to perform any of its obligations
         under this Note, other than the obligation to pay principal and interest, within 30 days after the Holder notifies the company of the failure and states in the notice that the Company's failure to correct the failure within 30 days will be an Event of Default.

                  (d) Because of defaults by the Company, holders of indebtedness of the Company totaling more than 10,000,000 pounds (or its equivalent in currencies other than pounds sterling) accelerate the time when the principal of that indebtedness is due.

                  (e) The Company commences a proceeding for relief as a debtor under any insolvency law in England or elsewhere.

                  (f) A proceeding seeking to have the Company declared insolvent or seeking the appointment of a receiver or other fiduciary for the Company or a substantial portion of its assets is commenced and is not dismissed within 90 days after it is commenced.

         If an Event of Default occurs, the Holder may at any time when the Event of Default is continuing declare the entire unpaid balance of the principal sum evidenced by this Note and all accrued but unpaid interest to be due and payable, in which case that principal sum and interest will be immediately due and payable, except that if the Event of Default is of the type described in subparagraph (d) or (e), that principal sum and interest will become immediately due and payable when the Event of Default occurs, without any declaration or other action by the Holder; and the Holder may exercise such rights and remedies as are available. The Company will not vote the Shares at any time when an Event of Default has occurred and is continuing.

         7. (a) The Company grants the Holder a security interest in 10,386,091 shares of common stock of the Holder, any property distributed with respect to those shares and any proceeds of the sale of those shares or property distributed with regard to them (the "Shares") to secure the obligations of the Holder to pay principal, interest and expenses when and as required by this Note. The Company will at its sole expense take all action that may be necessary to maintain a perfected security interest in the Shares, which is prior to all other security interests in the Shares. If the Company defaults with regard to its obligation to make any payment of principal or interest when it is required (including any payment of principal due because of an acceleration due to an Event of Default), the Holder will have all the rights with regard to the Shares given to a secured creditor upon default by its debtor under the Uniform Commercial Code as in effect in the State of New York on the date of this Note.

         (b) In order to perfect the security interest granted in this Paragraph 7, simultaneously with the execution of this Note, the Company is delivering to the Holder the certificates representing the Shares. When the entire principal sum evidenced by this Note and all interest due as provided in this Note have been paid, the Holder will return the certificates representing the Shares to the Company, except to the extent the Holder has sold Shares upon exercise of its rights as a secured party as provided in subparagraph (a).

         8. No amendment of this Note, waiver of any provision of this Note, or extension of the time by which the Company must make any payment of principal or interest on this Note, will be effective unless it is made in writing by the Holder. Any waiver or extension will be effective only in the instance and for the purpose for which it is given.

         9. The Company will pay on demand any expenses (including reasonable attorneys fees and expenses) incurred by the Holder in enforcing its rights under this Note.


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         10.      Any notice or other communication required or permitted to be given under this Note must be in writing and will be deemed given on the day when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the tenth day after the day on which it is mailed by first class mail from within the United States of America, addressed (i) if to the Company, at Sema Group plc, 233 High Holborn, London WC1V 7DJ, England (Facsimile No.: 44 207 830 4206), Attention General Counsel, or at such other address or facsimile number as the Company may specify to the Holder in writing, and (ii) if to the Holder, at the address or facsimile number specified by the Holder to the Company in writing.

         11. This Note will be binding upon Company and its assigns, and will inure to the benefit of the Holder and the Holder's assigns.

         12. This Note will be governed by, and construed under, the laws of the State of New York in the United States of America.

         13. The Company (a) consents to the jurisdiction of any Federal or state court sitting in the Borough of Manhattan in the State of New York in the United States of America in any action or proceeding relating to this Note or the security interest in the Shares granted in this Note, (b) agrees not to object to the venue of any such court, whether on the ground of inconvenience of the forum or otherwise (but nothing will prevent the Company from removing an action or proceeding from a state court sitting in that Borough to a Federal court sitting in that Borough), and (c) agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

         IN WITNESS WHEREOF, the Company is executing this Note as of the date shown on the first page.


                                                                 SEMA GROUP PLC


                                        By: /s/ Nick Deeming
                                            -----------------------------------
                                            Chief Legal Counsel



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